UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2020, Mr. Jeff Curl resigned as a member of the board of directors (the “Board”) of Arcimoto, Inc. (the “Company”), and of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company, effective immediately. Mr. Curl was an independent director and was Chair of the Audit Committee and considered its financial expert.

On January 23, 2020, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of Mr. Curl’s resignation, it was not in compliance with (i) Nasdaq Listing Rule 5605(b)(1), which requires the Company’s Board to consist of a majority of independent directors, and (ii) Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to have at least three members, each meeting independence and certain other criteria, at least one of whom is a financial expert. The resignation of Mr. Curl has left the Board with two independent directors and two non-independent directors, and has left the Audit Committee with only two independent directors, neither of which has been previously determined to be a financial expert.

Under Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with each of Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively, which cure periods will expire upon the earlier of the Company’s next annual meeting of stockholders or January 22, 2021, provided that if the annual meeting of stockholders is held on or before July 20, 2020, the Company must evidence compliance no later than July 20, 2020.

On January 27, 2020, Nasdaq issued a letter to the Company confirming the Company’s noncompliance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B) as a result of Mr. Curl’s resignation and the cure periods by which the Company must regain compliance.

The Board intends to identify a candidate to replace Mr. Curl and to appoint a new director who satisfies both the independence requirements and the audit committee financial expert requirement within the cure period provided under Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 3.01, on January 22, 2020, Mr. Jeff Curl resigned as a member of the Company’s Board, Audit Committee, Compensation Committee and Nominating and Governance Committee, effective immediately.

Mr. Curl confirmed that his resignation is for personal reasons and did not result from any disagreement with the Company or its auditors on any matter relating to the Company’s operations, policies or practices, including its internal controls or financial matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: January 28, 2020	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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